Exhibit 4.1

[FORM OF STOCK CERTIFICATE-FRONT SIDE]

Number	[DIRECT GENERAL CORPORATION LOGO]	Shares

COMMON STOCK	INCORPORATED UNDER THE LAWS OF THE STATE OF TENNESSEE	COMMON STOCK

CUSIP 25456W 20 4

This Certifies that	____________________________________________	SEE REVERSE FOR CERTAIN DEFINITIONS AND RESTRICTIONS ON TRANSFER

is the owner of	____________________________________________

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, NO PAR VALUE PER SHARE, OF

Direct General Corporation (hereinafter and on the back hereof called the “Corporation”), transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be subject to all provisions of the Charter and Bylaws of the Corporation (copies of which are on file with the Transfer Agent), as now or hereafter amended, to all of which the holder hereof by acceptance hereof assents. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

     In Witness Whereof, the Corporation has caused the facsimile signatures of its duly authorized officers and its corporate seal to be affixed hereto.

     Dated:

/s/ Ronald F. Wilson	[CORPORATE SEAL]	/s/ William C. Adair, Jr.

SECRETARY		CHAIRMAN OF THE BOARD

[FORM OF STOCK CERTIFICATE-BACK SIDE]

Direct General Corporation

     In addition to the Common Stock, the Corporation is authorized to issue Preferred Stock in such series or classes and with such rights, preferences, privileges and restrictions as the Board of Directors of the Corporation may determine from time to time. The Corporation will furnish to the shareholder information regarding the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences and limitations determined for each series of stock issued by the Corporation (and the authority of the board of directors to determine variations for future series) upon request in writing and without charge.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—	________________	Custodian	__________________
TEN ENT	—	as tenants by the entireties			(Cust)		(Minor)
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common			under Uniform Gifts to Minors Act_____________________ (State)

Additional abbreviations may also be used though not in the above list.

For value received, _____________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE OF ASSIGNEE)

shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _______________________________ Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated __________________

NOTICE:	____________________________________________________________________________
THE SIGNATURE TO THE ASSIGNMENT MUST CORRESPOND WITH THE
NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY
PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:
____________________________________________________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.